Exhibit 99.1

FOR IMMEDIATE RELEASE

Sonic Automotive, Inc. Posts 14% Increase in EPS

Record Q1 Revenues and Profit

CHARLOTTE, N.C. – April 23, 2013 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported record first quarter earnings from continuing operations in 2013 of $21.7 million for a 2.6% increase over the prior year results. Continuing operations earnings per diluted share increased 13.9% to $0.41 compared to $0.36 in the prior year quarter.

Q1 2013 Highlights- Record Q1 Continuing Operations Net Income and Revenues; Continuing Operations Diluted EPS up 14%; Record Q1 New and Used Retail Vehicle Volumes

•	Record Q1 continuing operations net income of $21.7 million

•	Total Q1 revenues up 8.1% over prior year quarter

•	Record Q1 retail volumes – new vehicle retail of 30,590 units – used vehicle retail of 26,469 units

•	New vehicle retail revenue up 11.7% over prior year quarter

•	Record used vehicle sales volume in March retailing nearly 9,400 vehicles for the month

•	Parts and Service gross profit up 1.0% over prior year quarter (up 4.2% adjusted for two less selling days in 1Q2013)

•	Total gross profit up 3.1% over prior year quarter

B. Scott Smith, the Company’s President, noted, “For 14 consecutive quarters, we have grown revenue when compared to the prior year without adding any dealerships, and are pleased with the quarter’s operating and financial results. Our operating performance continues to improve year-over-year, as we have focused on executing our playbooks and being Predictable, Repeatable and Sustainable. This is our year to execute.”

Jeff Dyke, Sonic’s EVP of Operations, stated, “Our new and used vehicle growth in the first quarter grew at a record pace breaking an all-time sales record for used cars in the month of March. Our new vehicle retail volume, which increased 7.4%, continues to show growth as we continue to focus on the customer experience, execution of our process and implementation of True Price. We are excited about the possibilities of further improvement in the coming months.”

First Quarter Earnings Conference Call

Senior management will host a conference call today at 11:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com, then click on “Our Company”, then “Investor Relations”, then “Earnings Conference Calls”.

Presentation materials for the conference call can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1.877.791.3416

International: 1.706.643.0958

Conference ID: 34425848

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: 1.855.859.2056

International: 1.404.537.3406

Conference ID: 34425848

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated growth in new vehicle sales, and anticipated future success and impacts from the implementation of our planned strategic initiatives. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2012. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

This release contains certain non-GAAP financial measures (the “Adjusted” columns) as defined under SEC rules, such as, but not limited to, adjusted income from continuing operations and related earnings per share data. The Company has reconciled these measures to the most directly comparable GAAP measures (the “Reported” columns) in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure by providing period-to-period comparability of the Company’s results from operations.

	First Quarter Ended
	March 31,
	2013	2012
Revenues:
New retail vehicles	$1,101,109	$986,032
Fleet vehicles	41,947	45,358

Total new vehicles	1,143,056	1,031,390
Used vehicles	526,182	501,864
Wholesale vehicles	51,792	43,673

Total vehicles	1,721,030	1,576,927
Parts, service and collision repair	296,642	292,555
Finance, insurance and other	65,494	57,584

Total revenues	2,083,166	1,927,066
Gross profit	313,020	303,754
Selling, general and administrative expenses	(245,824)	(237,149)
Impairment charges	(15)	(1)
Depreciation and amortization	(12,134)	(10,895)

Operating income (loss)	55,047	55,709
Other income (expense):
Interest expense, floor plan	(5,213)	(4,263)
Interest expense, other, net	(14,359)	(16,409)
Other income (expense), net	95	20

Total other income (expense)	(19,477)	(20,652)

Income (loss) from continuing operations before taxes	35,570	35,057
Provision for income taxes - benefit (expense)	(13,873)	(13,912)

Income (loss) from continuing operations	21,697	21,145

Income (loss) from discontinued operations	(406)	(647)

Net income (loss)	$21,291	$20,498

Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$0.41	$0.36
Earnings (loss) per share from discontinued operations	(0.01)	(0.01)

Earnings (loss) per common share	$0.40	$0.35

Weighted average common shares outstanding	52,931	64,420
Gross Margin Data (Continuing Operations):
New retail vehicles	5.9%	6.3%
Fleet vehicles	3.0%	3.4%
Total new vehicles	5.8%	6.2%
Used vehicles	7.2%	7.9%
Wholesale vehicles	(2.3%)	0.5%
Parts, service and collision repair	48.6%	48.8%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.0%	15.8%
SG&A Expenses (Continuing Operations):
Compensation	$148,580	$142,184
Advertising	13,431	12,055
Rent and rent related	26,396	26,786
Other	57,417	56,124

Total SG&A expenses	$245,824	$237,149
SG&A expenses as % of gross profit	78.5%	78.1%
Operating Margin %	2.6%	2.9%
Unit Data (Continuing Operations):
New retail units	30,590	28,490
Fleet units	1,493	1,683

Total new units	32,083	30,173
Used units	26,469	25,478
Wholesale units	8,393	7,175

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(In thousands, except per share amounts)

	First Quarter Ended March 31, 2013
		Income (Loss)		Income (Loss)
		From Continuing		From Discontinued
		Operations		Operations		Net Income (Loss)
	Weighted		Per		Per		Per
	Average		Share		Share		Share
	Shares	Amount	Amount	Amount	Amount	Amount	Amount
Reported:
Earnings (loss) and shares	52,586	$21,697		$(406)		$21,291
Effect of participating securities:
Non-vested restricted stock and stock units		(170)		—		(170)

Basic earnings (loss) and shares	52,586	$21,527	$0.41	$(406)	$(0.01)	$21,121	$0.40
Effect of dilutive securities:
Stock compensation plans	345

Diluted earnings (loss) and shares	52,931	$21,527	$0.41	$(406)	$(0.01)	$21,121	$0.40

	First Quarter Ended March 31, 2012
		Income (Loss)		Income (Loss)
		From Continuing		From Discontinued
		Operations		Operations		Net Income (Loss)
	Weighted		Per		Per		Per
	Average		Share		Share		Share
	Shares	Amount	Amount	Amount	Amount	Amount	Amount
Reported:
Earnings (loss) and shares	52,224	$21,145		$(647)		$20,498
Effect of participating securities:
Non-vested restricted stock and stock units		(329)		—		(329)

Basic earnings (loss) and shares	52,224	$20,816	$0.40	$(647)	$(0.01)	$20,169	$0.39
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	11,676	2,125		47		2,172
Stock compensation plans	520

Diluted earnings (loss) and shares	64,420	$22,941	$0.36	$(600)	$(0.01)	$22,341	$0.35